UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: February 22, 2011

GEOPULSE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-137519	98-0560923
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Americas Parkway NE, Suite 200 Albuquerque, NM 87110
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (505) 563-5787

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On February 8, 2011, Geopulse Exploration, Inc., (the “Registrant”) submitted two lease applications for two metalliferous mineral leases with the State of Utah School and Institutional Trust Lands Administration, Lease Application 1 and Lease Application 2, respectively.

On Feb 22, 2011, the Director of the State of Utah School and Institutional Trust Lands Administration officially approved the Registrant’s Lease Application 1 and Lease Application 2, and corresponding exploration rights regarding the two leased properties. Lease Application 1 covers a 640 acre parcel of land located in Section 16, Township T30S, Range25E, SLB Meridian located in San Juan County, Utah.  Lease Application 2 covers a 340 acre parcel of land located in Section 16, Township 29 South, Range 26, East, SLB Meridian located in San Juan County, Utah.  The properties were acquired by the Registrant to expand their asset base and further future possible exploration work.

Metalliferous mineral properties are leased by competitive filing with the State of Utah, School and Institutional Trust Lands Administration, at a 10-year term, in accordance with the provisions of State law and Rules Governing the Management and Use of Trust Lands in Utah. Minimum annual rental, regardless of acreage shall be no less than $500.00 or $1.00 per acre, whichever is larger. The metalliferous mineral leases carry a royalty rate of eight (8%) for fissionable metalliferous minerals and four (4%) for non-fissionable metalliferous minerals.

As of February 22, 2011, the Registrant possessed the metalliferous mineral lease rights to both parcel 1 and parcel 2 by virtue of the approval of the Registrant’s lease applications.  The Registrant anticipates receiving copies of the formal lease agreements pursuant to Lease Application 1 and Lease Application 2, from the State of Utah School and Institutional Trust Lands Administration within the next few weeks.  Copies of Lease Application 1 and Lease Application 2 are attached to this Form 8-K as Exhibits 10.3 and 10.4, respectively, and are incorporate herein by reference.

ITEM 2.03   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On February 22, 2011, the Board of Directors of the Registrant approved the entry into an unsecured Line of Credit Agreement (the “Line of Credit”) with Rampoldi, Inc. (the “Rampoldi”) for a Line of Credit totaling $250,000.  Pursuant to the terms of the Line of Credit, Rampolidi will provide the Company with cash advances as requested by the Company, in an aggregate amount up to $250,000.  The cash advances will bear interest at a rate of 10% per annum beginning on the date the proceeds of each cash advance are delivered to the Registrant. The proceeds of the cash advances are intended to be used for operating capital of the Registrant.

The Line of Credit does not have a set maturity date.  Pursuant to the terms of the Line of Credit, Rampoldi may request repayment of the cash advances at anytime.  In the event Rampoldi requests the repayment of a cash advance, the Registrant will have four months in which to repay the outstanding principal and interest due under such cash advance.  In the event the Registrant is unable to fulfill Rampoldi’s repayment request, pursuant to the terms of the Line of Credit, Rampoldi may elect to convert every $0.07 of outstanding debt due under the cash advance into one share of the Registrant’s common stock.

The foregoing description of the Line of Credit does not purport to be complete and is qualified in its entirety by reference to the complete text of the Line of Credit, which is filed as Exhibit 10.5 hereto and incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)

The following exhibits are filed as part of this Current Report on Form 8-K

10.3

Lease Application 1 - Metalliferous Mineral Lease Application

10.4

Lease Application 2 - Metalliferous Mineral Lease Application

10.5

Line of Credit Agreement, dated February 22, 2011 by and between Rampoldi, Inc. and Geopulse Exploration, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOPULSE EXPLORATION, INC.

By: /s/ Massimiliano Farneti

Massimiliano Farneti, President

Date: February 25, 2011